UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	45-4966519
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, Suite 1432
New York, NY	10022
(Address of principal executive offices)	(Zipcode)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-185570

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share (the “Common Stock”), of the Registrant under the section captioned “Description of Our Securities” in the Registrant’s Registration Statement on Form S-11 (File No. 333-185570), filed with the Securities and Exchange Commission on December 20, 2012, as subsequently amended by and amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.                                                         Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 19, 2013	FIVE OAKS INVESTMENT CORP.

	By:	/s/ David Oston
		Name:	David Oston
		Title:	Chief Financial Officer